Exhibit 99.4

Eastern Bankshares, Inc. Announces Agreement to Sell the Insurance Operations of Eastern Insurance Group, LLC to Arthur J. Gallagher & Co. and Enters Into Definitive Agreement to Merge with Cambridge Bancorp

Strategic Repositioning Strengthens Market Position

as Greater Boston’s Leading Community Bank

BOSTON, MA, September 19, 2023 – Eastern Bankshares, Inc. (“Eastern” or the “Company”) (NASDAQ Global Select Market: EBC), the stock holding company for Eastern Bank, announced that its wholly owned subsidiary Eastern Insurance Group, LLC (“Eastern Insurance”) today entered into a definitive agreement to sell its insurance operations to Arthur J. Gallagher & Co. (NYSE: AJG) (“Gallagher”) for approximately $510 million (“the insurance transaction”). Also today, Eastern and Cambridge Bancorp (NASDAQ: CATC) (“Cambridge”), the parent company of Cambridge Trust Company, announced they have entered into a definitive merger agreement pursuant to which Cambridge will merge with and into Eastern in an all-stock transaction valued at approximately $528 million (“the merger”).

Key Highlights:

•	Merger will create a $27 billion combined franchise and further solidify Eastern as the largest Boston-based community bank by deposits[1]

•

Sale of Eastern Insurance, the third largest bank-affiliated insurance brokerage in the country, will allow Eastern to benefit from valuation premium and redeploy capital for in-market strategic growth opportunity

•	Combined transactions are financially compelling with estimated 20% earnings per share accretion, 7.5% tangible book value per share* dilution and a 2.75 year earnback

•	Merger will create the largest bank-owned Independent Investment Advisor in Massachusetts and the tenth largest overall in Massachusetts[2]

•	Eastern plans to welcome Denis Sheahan, Cambridge CEO, to its executive team as CEO

Investor call at 9:00 a.m. ET September 20, 2023

Eastern and Cambridge Merger

Under the terms of the merger agreement, which has been unanimously approved by both boards of directors, each share of Cambridge common stock will be exchanged for 4.956 shares of Eastern common stock. Eastern anticipates issuing approximately 39.4 million shares of its common stock in the merger. Based upon Eastern’s $13.41 per share closing price on September 18, 2023, the transaction is valued at approximately $528 million and the aggregate consideration represents 114% of Cambridge’s tangible book value* and a 24% premium to Cambridge’s thirty-day volume weighted average price.

[1]	Source: S&P Global Market Intelligence; FDIC Summary of Deposit Survey (2022). Excludes trust banks.
[2]	Boston Business Journal

Upon closing, Denis Sheahan, Chairman, President and CEO of Cambridge, will become the CEO of Eastern and will join Eastern’s Board of Directors. Eastern’s President Quincy Miller will be promoted to Vice Chair, President, and Chief Operating Officer. Both Mr. Sheahan and Mr. Miller will report directly to Bob Rivers, who will serve as Executive Chair and Chair of the Board of Directors. In addition to Mr. Sheahan, three Cambridge directors are expected to be elected to Eastern’s Board of Directors in connection with the closing.

Given the distinction of the Cambridge Trust brand in the banks’ shared local markets, the combined wealth management and private banking divisions will operate under the Cambridge Trust brand and leadership.

As of June 30, 2023, Cambridge had approximately $5.5 billion of total assets, $4.0 billion of total loans, $4.4 billion of deposits and $4.4 billion of client assets under management and administration (“AUMA”). Upon completion of the merger, the combined company is expected to have approximately $27.1 billion in total assets, $18.0 billion of total loans, $22.6 billion of deposits and $7.6 billion of AUMA.

“I’ve long admired the success of Cambridge Trust under Denis’s leadership, and I’m excited to welcome Denis and the Cambridge team to Eastern,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “As we set our sights on the future, the enhanced capabilities and financial strength created by this merger will allow us to further position Eastern as the region’s local financial partner of choice, delivering enhanced value for our customers and shareholders, greater support for our communities, and increased opportunities for our colleagues.”

Sheahan commented, “I am delighted to be a part of bringing together two terrific companies who share common values and vision. I know the Cambridge Trust team will rise to the opportunity ahead and I look forward to working with our colleagues at Eastern as we integrate and deliver exceptional service to our clients.”

The merger is expected to be completed during the first quarter of 2024, subject to certain conditions, including the receipt of required regulatory approvals, and approval by Eastern and Cambridge shareholders. All Cambridge directors and executive officers and their affiliates with voting power have agreed to vote in favor of the merger.

Sale of Eastern Insurance Group, LLC

Also today, Eastern announced that Eastern Insurance has entered into a definitive agreement to sell its insurance operations to Arthur J. Gallagher & Co., for approximately $510 million in cash consideration. On an after-tax basis, the net gain on sale is expected to be approximately $260 million.

“For more than 20 years, the dedicated team at Eastern Insurance has grown the agency into what is now the third largest bank-affiliated insurance brokerage in the country and a top 50 agency overall,” said Rivers. “The growth and success of Eastern Insurance was made possible by the leadership of CEO Tim Lodge and the dedicated team who have built the agency into one of the premier insurance brokerage firms in the country. For that and more, I am grateful to each and every one of my colleagues at Eastern Insurance. On behalf of all of their colleagues at Eastern, they will be greatly missed.”

After careful consideration of Eastern’s long-term goals, the transaction is being made to recognize the valuation premium of Eastern Insurance, while allowing Eastern to focus on the growth and strategic initiatives of its core banking business, including the announced merger with Cambridge.

Rivers commented, “Gallagher is a proven insurance leader, and I have full confidence that they will continue the strong level of service our insurance customers have come to expect. We look forward to continuing our relationship with Gallagher as our insurance brokerage partner.”

Eastern anticipates that the insurance transaction, which is subject to standard closing conditions, will close in the fourth quarter of 2023. In connection with the sale, current leadership and employees of Eastern Insurance are expected to join Gallagher.

Eastern Insurance acts as an agent in offering property and casualty as well as life and health insurance to both personal and commercial customers and operates through 22 non-branch offices located primarily in eastern Massachusetts. Eastern Bank acquired Allied American Insurance Agency, Inc. in 2002, creating Eastern Insurance Group, LLC, and has since acquired 36 insurance agencies, growing revenue from approximately $28.2 million in 2003 to $99.2 million in 2022.

Financially Compelling Transactions

On a combined basis, the merger and the insurance transaction are expected to be approximately 20% accretive to Eastern’s 2024 earnings per share and approximately 7.5% dilutive to tangible book value per share* with an expected earnback period of approximately 2.75 years and an internal rate of return of approximately 20%.

On a pro forma basis for December 31, 2023, Eastern expects to maintain robust capital levels with a forecasted common equity tier 1 ratio of approximately 14.5%.

A presentation with additional information can be accessed by visiting Eastern’s investor relations website at investor.easternbank.com.

Advisors

Regarding the Eastern and Cambridge merger, J.P. Morgan Securities LLC served as financial advisor and Nutter McClennan & Fish LLP provided legal counsel to Eastern. BofA Securities, Inc. served as financial advisor and Hogan Lovells US LLP provided legal counsel to Cambridge.

Regarding the Eastern Insurance transaction, Piper Sandler & Co. served as financial advisor and Nutter McClennen & Fish LLP provided legal counsel to Eastern.

Conference Call

Bob Rivers, Denis Sheahan, and Jim Fitzgerald, Eastern’s Chief Administrative Officer, Chief Financial Officer and Treasurer, will hold a conference call for investors on September 20, 2023 at 9:00 a.m. Eastern Time. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

To join by telephone, participants can call the toll-free dial-in number (888) 259-6580 and reference conference ID 02238000. Please dial five to ten minutes prior to the start time to allow time for registration. In order to bypass speaking to the operator on the day of the call (recommended), please pre-register at: https://emportal.ink/3Zrrp19. Pre-registration will be active 1 hour prior to the start time.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2023, Eastern Bank had approximately $22 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 133-year-old Massachusetts chartered commercial bank with approximately $5.49 billion in assets at June 30, 2023, and a total of 22 Massachusetts and New Hampshire branch locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $4.4 billion in client assets under management and administration at June 30, 2023. The Wealth Management group maintains offices in Boston and Wellesley, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

About Eastern Insurance Group LLC

Eastern Insurance Group LLC, headquartered in Natick, Massachusetts, is a wholly-owned subsidiary of Eastern Bank. Licensed to do business in every state, Eastern Insurance serves more than 75,000 individuals and businesses and provides a full range of personal and commercial insurance products, as well as employee benefits services. Representing more than 50 national and regional insurance carriers, Eastern Insurance is recognized as one of the largest insurance agencies headquartered in Massachusetts. For more information, visit www.easterninsurance.com.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co. (NYSE:AJG), a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Non-GAAP Financial Measures

*Denotes a non-GAAP financial measure used in this press release.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful to their understanding financial performance, performance trends and financial position. Management utilizes these measures for internal planning and forecasting purposes, and management, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of tangible book value for Cambridge is included in a table at the end of the press release.

This press release also includes certain forward-looking modeled projections and estimates, including estimates of the combined proforma company’s tangible book value per share. These metrics are dependent on variable factors, including management’s assumptions and modeling inputs as well as market driven factors such as interest rates, over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook on these items cannot be readily determined in a format useful for investors and could not be made readily available.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed transactions that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of one or both transactions may not materialize in the timeframe expected or at all, or may be more costly to achieve; that one or both transactions may not be timely completed, if at all; that prior to the completion of the transactions or thereafter, Eastern or Cambridge may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement its integration or disposition strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all for one or both transactions; that the timing of completion of the proposed mergers are each dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to one or both transactions; the inability to implement onboarding or transition plans and other consequences associated with the mergers; continued pressures and uncertainties within the banking industry and Eastern and Cambridge’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on transaction-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to our respective businesses generally that are disclosed in Eastern’s and Cambridge’s 2022 Annual Reports on Form 10-K. Eastern’s and Cambridge’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at investor.easternbank.com and ir.cambridgetrust.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern and Cambridge claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company intends to file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of the Company and Cambridge and a Prospectus of the Company (the “joint proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF THE COMPANY AND CAMBRIDGE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Company and Cambridge, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Company’s Investor Relations team via email at InvestorRelations@easternbank.com or by telephone at (781) 598-7920, or to Cambridge Investor Relations via email at Joseph.Sapienza@cambridgetrust.com or by telephone at (617) 520-5520.

Participants in the Solicitation

The Company, Cambridge, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or Cambridge in connection with the proposed transaction under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2023, and its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Commission on February 24, 2023, and other documents filed by the Company with the SEC. Information regarding Cambridge’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2023, and other documents filed by Cambridge with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

Reconciliation of Non-GAAP Financial Measure:

Cambridge Bancorp and Subsidiaries

(unaudited, dollars in thousands)	As of: June 30, 2023
Tangible book value:
Total shareholders’ equity (GAAP):	$527,004
Less: Goodwill & other intangibles	(71,535)

Tangible book value (non-GAAP)	$455,469

Eastern Bankshares, Inc. and Eastern Bank:

Investor contact:

Jill Belliveau

Eastern Bankshares, Inc.

InvestorRelations@easternbank.com

781-598-7920

Media contact:

Andrea Goodman

Eastern Bank

a.goodman@easternbank.com

781-598-7847

Cambridge Bancorp

Investor contact:

Joseph P. Sapienza

Joseph.Sapienza@cambridgetrust.com

617-520-5520

Media contact:

Danielle Remis Hackel

Danielle.remis@cambridgetrust.com

617-441-1421

Arthur J. Gallagher & Co.

Investor contact:

Ray Iardella

ray_iardella@ajg.com

630-285-3661

Media contact:

Paul Day

paul_day1@ajg.com

630-285-5946